Exhibit 1.1

FOURTH AMENDED AND RESTATED DEALER MANAGER AGREEMENT

December 1, 2021

Ares Wealth Management Solutions, LLC
518 17th Street, 17th Floor
Denver, CO 80202

This Fourth Amended and Restated Dealer Manager Agreement (this “Agreement”) amends, restates and replaces in full that certain Third Amended and Restated Dealer Manager Agreement dated September 1, 2017, by and between Ares Real Estate Income Trust Inc., a Maryland corporation (the “Company”) and Ares Wealth Management Solutions, LLC (the “Dealer Manager”).

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “Commission”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager.  In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).  In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.a. below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company's distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company is offering to the public four classes of Shares, Class T shares, Class S shares, Class D shares and Class I shares.  The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Prospectus.  The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.  Subject to Section 12 of this Agreement or as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement substantially in the form attached to this Agreement as Exhibit “A” or such other form as approved by the Company (each a “Selected Dealer Agreement”) at a purchase price generally equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees, subject in certain circumstances to waivers or reductions thereof as described in the Prospectus. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the class of Shares that each stockholder owns will be automatically invested in additional shares of the same class.  The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price generally equal to the Company’s prior month’s NAV per share, or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, before any applicable selling commissions and dealer manager fees (the “transaction price”), of the applicable class of Shares on the date that the distribution is payable.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1.Representations and Warranties of the Company:The Company represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a.A Registration Statement with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, covering the Shares. Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. (The prospectus contained therein, as finally amended and revised at the effective date of the Registration Statement (including at the effective date of any post-effective amendment thereto), is hereinafter referred to as the “Prospectus,” except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus on file at the Effective Date, the term “Prospectus” shall also include such prospectus or prospectus supplement filed pursuant to Rule 424(b).)  “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.

b.The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

c.As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply with the Securities Act and the Rules and Regulations.  The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing provisions of this Section 1.c. will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d.The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e.No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act and the Rules and Regulations, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

f.Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company

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at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

g.The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

h.The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

i.At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

j.The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

k.The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

l.The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

m.Any and all supplemental sales materials prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.  If at any time any event occurs which is known to the Company as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof.

2.Covenants of the Company.The Company covenants and agrees with the Dealer Manager that:

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a.It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

b.It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

c.It will: (a) use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

d.If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e.To the extent the Company provides materials to the Dealer Manager specifically for distribution to a Dealer in connection with its due diligence investigation relating to the Offering, such materials, to the knowledge of the Company, will be materially accurate as of the date or dates specified in such materials.

f.It will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

3.Obligations and Compensation of Dealer Manager.

a.The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Shares set forth in the Prospectus (subject to the Company's right of reallocation, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Prospectus with respect to each Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement.  With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act, the Rules and Regulations, the

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Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b.Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

c.Subject to volume discounts and other special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Prospectus, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class T Primary Shares and Class S Primary Shares as described in Schedule 2 to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares and Class S Primary Shares and all or a portion of the selling commissions may be reallowed by the Dealer Manager to the Dealers who sold the Class T Primary Shares or Class S Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d.Subject to special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Prospectus, the Company will pay to the Dealer Manager dealer manager fees in connection with sales of Class T Primary Shares, as described in Schedule 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class T Primary Shares and all or a portion of the dealer manager fees may be reallowed by the Dealer Manager to the Dealers who sold the Class T Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e. Except as may be provided in the “Plan of Distribution” section of the Prospectus, subject to the limitations set forth in Section 3.f. below, the Company will pay to the Dealer Manager a distribution fee with respect to sales of Class T, Class S and Class D shares as described in Schedule 2 to this Agreement (the “Distribution Fee”). The Company will pay the Distribution Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Distribution Fee to any Dealers who sold the Class T, Class S or Class D Shares giving rise to a portion of such Distribution Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Class T, Class S or Class D Shares giving rise to a portion of the Distribution Fee is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares, then such Dealer’s entitlement to the portion of the Distribution Fee related to such Class T, Class S and/or Class D Shares, as applicable, shall cease, and beginning on such date, such portion of the Distribution Fee may be reallowed by the Dealer Manager to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”) to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares who shall be considered additional Servicing Dealers pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance, all in accordance with the terms of such Servicing Agreement. Notwithstanding the foregoing, the Dealer Manager will waive the Distribution Fee with respect to sales of Class T, Class S or Class D Shares to the extent a Dealer or Servicing Dealer is not eligible to receive such Distribution Fee, unless the Dealer Manager is serving as the broker dealer of record with respect to such Class T, Class S or Class D Shares, as applicable. No Distribution Fee is payable with respect to the Class I Shares.

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f.The Dealer Manager will cease receiving the Distribution Fee with respect to individual Class T, Class S and Class D shares when they are no longer outstanding, including as a result of conversion to Class I shares described below. Each Class T, Class S or Class D share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate set forth in the Prospectus on the earliest of (a) a listing of any shares of the Company’s common stock on a national securities exchange, (b) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer, provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). In addition, after termination of the primary portion of an Offering, the Company will cease paying the Distribution Fees with respect to each Class T, Class S or Class D share sold in that Offering (i.e., pursuant to the Registration Statement for such Offering), on the date when, the Company, with the assistance of the Dealer Manager, determines that all underwriting compensation paid or incurred in connection with such Offering from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all Primary Shares sold in such Offering. For purposes of this Agreement, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

h.The terms of any reallowance of selling commissions, dealer manager fees and the Distribution Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions or any reallowance of the dealer manager fee or Distribution Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the dealer manager fee or Distribution Fee to Dealers and Servicing Dealers.

i.In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or Ares Commercial Real Estate Management LLC (the “Advisor”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Advisor, as applicable, to the extent permitted pursuant to prevailing rules and regulations of FINRA; provided, however, that, the aggregate of all underwriting compensation paid in connection with the Offering may not exceed 10.0% of the gross proceeds from the sale of the Primary Shares in such Offering, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.j.

j.In addition to reimbursement as provided under Section 3.i, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

k.The Dealer Manager may elect to pay supplemental fees and commissions to certain Dealers and Servicing Dealers with respect to Class I Primary Shares, which may be paid at the time of sale or over time, provided, however, that the parties acknowledge and agree that (a) such supplemental fees and commissions will be considered underwriting compensation subject to the 10% underwriting compensation limit and (b) such supplemental fees and commissions will not be reimbursed by the Company.

l.The Dealer Manager represents and warrants to the Company and each person and firm that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or

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supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

m.The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per share as determined in accordance with the Prospectus.

4.Indemnification.

a.The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or the Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or the Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or the Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of any Dealer or the Dealer Manager specifically for use with reference to such Dealer or the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the loss, claim, damage, liability or action. Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA REIT Guidelines (as defined below). In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)  There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii)  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii)  A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the

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Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

b.The Dealer Manager will indemnify and hold harmless the Company, each officer and director of the Company, and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager and will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

c.Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager and each of their directors (including any persons named in the Registration Statement with his consent, as about to become a director), each of their officers who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer's representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable rules of FINRA, federal or state securities laws or the rules and regulations promulgated thereunder, the NASAA REIT Guidelines (as defined in Section 13 below), or any other state or federal laws and regulations applicable to the Offering or the activities of the Dealer in connection with the Offering, and will reimburse the Company and the Dealer

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Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

d.Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 4 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph (e) of this Section 4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

e.The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f.The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.Survival of Provisions.

a.The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a)  any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b.The respective agreements of the Company and the Dealer Manager set forth in Sections 3.c. through 3.k. and Sections 4 through 13 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

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6.Applicable Law.This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Colorado; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.  Venue for any action brought hereunder shall lie exclusively in Denver, Colorado.

7.Counterparts.This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.Successors and Amendment.

a.This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

b.This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

c.Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager.  However, the addition or removal of Registration Statements from Schedule 1 shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company and the Dealer Manager prior to such amendments to Schedule 1.  For the avoidance of doubt, the parties acknowledge and agree that, upon the removal of a Registration Statement from Schedule 1, the representations, warranties and covenants in Sections 1 and 2 shall no longer continue to be made with respect to the Offering, the Shares or the Prospectus relating to such Registration Statement.

9.Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10.Confirmation.The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company.

11.Prospectus and Supplemental Information. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any additional sales literature which has been approved in advance in writing by the Company (“Company-Approved Supplemental Information”). The Dealer Manager further agrees (a) not to deliver any Company-Approved Supplemental Information to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in

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connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.  Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this section.

12.Acting as Dealer.  Except where otherwise inconsistent with its rights and duties as Dealer Manager under this Agreement, the Dealer Manager may act as a Dealer with respect to (a) institutional accounts as defined by FINRA Rule 4512(c), and (b) investors who are referred to the Dealer Manager by registered investment advisers (each an “RIA”) and accepted by the Dealer Manager on a non-solicited basis pursuant to the terms of a Registered Investment Adviser Referral Agreement substantially in the form attached hereto as Schedule 3 (“Referral Agreement”).  With respect to such activities, except where otherwise inconsistent with its rights and duties as Dealer Manager under this Agreement and except as set forth below regarding suitability determinations in connection with sales described in (b) above, all provisions of this Agreement and form of Selected Dealer Agreement attached hereto (as each may be amended from time to time) that are applicable to Dealers shall apply to the Dealer Manager.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the Dealer Manager will rely on each RIA executing a Referral Agreement to perform the obligations and requirements relating to the suitability of investors as set forth in the form of Selected Dealer Agreement, which would otherwise be applicable to the Dealer Manager in connection with sales described in (b) above. The Company agrees that the Dealer Manager is not obligated to determine the suitability of investors referred to the Dealer Manager pursuant to a Referral Agreement.  The Company and the Dealer Manager shall remain subject to all other terms and conditions of this Agreement and, as applicable, the form of Selected Dealer Agreement, with respect to the Dealer Manager’s efforts to sell Shares to institutional accounts and to the investors referred by RIAs as described in this section.

13.Suitability of Investors.The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).  The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Class D shares and Class I shares only to those persons who are eligible to purchase such shares as described in the Prospectus and only through those Dealers who are authorized to sell such shares.  The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.  To the extent Shares are offered to investors other than through a Dealer, the obligations of the Dealers set forth in this Section 13 shall become obligations of the Dealer Manager, and the Dealer Manager shall be responsible for ensuring that such offers and sales comply with the obligations set forth in this Section 13; provided, however, that such obligations shall not become obligations of the Dealer Manager in connection with sales to investors referred to the Dealer Manager pursuant to a Referral Agreement as described in Section 12 above.

14.Submission of Orders.  The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit “A” to this Agreement.  Notwithstanding the foregoing, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks or wire transfers (“instruments of payment”) for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of Shares subscribed for by the customer.  In such case, the Dealer will collect the proceeds of the subscribers’ instruments of payment and debits and transmit funds to the Company or its designated agent.  The procedures for the transmittal of instruments of payment of $250,000 broker-dealers will be set forth in the agreements between the $250,000 broker-dealer and the Dealer Manager.  If the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to

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complete and execute a subscription eligibility form in the form provided by the Company to the Dealer Manager for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Eligibility Form together with an instrument of payment in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Eligibility Forms and instruments of payment will be transmitted by the Dealer Manager to the Company as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives an Eligibility Form or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Lainie
Very truly yours,
ARES REAL ESTATE INCOME TRUST INC.
	By:	/s/ Lainie P. Minnick
	Name:	Lainie P. Minnick
	Title:	Managing Director, Chief Financial Officer & Treasurer

	By:	/s/ Casey Galligan
	Name:	Casey Galligan
	Title:	Managing Director, Co-Chief Executive Officer

Accepted and agreed to as of the date first above written:

ARES WEALTH MANAGEMENT SOLUTIONS, LLC
By:	/s/ Steve Stroker
Name:	Steve Stroker
Title:	Managing Director, Chief Executive Officer

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Commission file no. 333-222630.

Accepted and agreed to by the Company and the Dealer Manager as of December 1, 2021.

ARES REAL ESTATE INCOME TRUST INC.
By:	/s/ Lainie P. Minnick
Name:	Lainie P. Minnick
Title:	Managing Director, Chief Financial Officer & Treasurer

By:	/s/ Casey Galligan
Name:	Casey Galligan
Title:	Managing Director, Co-Chief Executive Officer

Accepted and agreed to as of the date first above written:

ARES WEALTH MANAGEMENT SOLUTIONS, LLC
By:	/s/ Steve Stroker
Name:	Steve Stroker
Title:	Managing Director, Chief Executive Officer

Schedule 2

Compensation

I. Selling Commissions and Dealer Manager Fees

Subject to certain Dealers’ right to retain selling commissions and dealer manager fees directly from investors, as described in such Dealers’ Selected Dealer Agreements, the Company will pay to the Dealer Manager selling commissions in the amount of up to 3.0%, and dealer manager fees in the amount of up to 0.5%, of the transaction price per share of each sale of Class T Primary Shares, provided, however that such amounts may vary for sales through certain Dealers as provided in such Dealers’ Selected Dealer Agreements, provided that the sum of such selling commissions and dealer manager fees will not exceed 3.5% of the transaction price per share. Further, subject to certain Dealers’ right to retain selling commissions directly from investors, as described in such Dealers’ Selected Dealer Agreements, the Company will pay to the Dealer Manager selling commissions in the amount of up to 3.5% of the transaction price per share of each sale of Class S Primary Shares. The Company will not pay to the Dealer Manager any selling commissions or dealer manager fees in respect of the purchase of any Class D shares, Class I shares or DRIP Shares, and will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S shares.

II.Distribution Fee

The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class T shares in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class T shares, consisting of an advisor distribution fee and a dealer distribution fee. The Company expects that the advisor distribution fee will equal 0.65% per annum and the dealer distribution fee will equal 0.20% per annum, of the aggregate NAV for each Class T share; however, with respect to Class T shares sold through certain Dealers, the advisor distribution fee and the dealer distribution fee may be other amounts as set forth in such Dealers’ Selected Dealer Agreements, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. The Company will pay to the Dealer Manager a Distribution Fee with respect to outstanding Class S shares and Class D shares in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The Company will not pay the Dealer Manager a Distribution Fee with respect to Class I shares. The Distribution Fees will be paid monthly in arrears.

Schedule 3

FORM OF REGISTERED INVESTMENT ADVISER REFERRAL AGREEMENT

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Ares Wealth Management Solutions, LLC, as the dealer manager (“Dealer Manager”) for Ares Real Estate Income Trust Inc. (the “Company”), a Maryland corporation which will be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:

I.Dealer Manager Agreement

The Dealer Manager has entered into a Fourth Amended and Restated Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company dated December 1, 2021, attached hereto as Exhibit “A.” By your acceptance of this Agreement, you will become one of the Dealers referred to in such Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in such Agreement, including the provisions of Section 4 of such Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are to be offered solely through broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other Supplemental Information (as defined in Section VII herein).

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Commission that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the Commission. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I shares of Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give the Dealer prompt written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and the Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to the Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

II.Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription eligibility form provided by the Company to each Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Dealer such completed and executed Eligibility Form together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Ares Real Estate Income Trust Inc.” Purchase orders which include a completed and executed Eligibility Form in good order and instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first calendar day of the next month (based on the prior month’s transaction price per share of the applicable share).

If the Dealer receives an Eligibility Form or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Eligibility Forms and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer's internal supervisory procedures, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from subscribers, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer for deposit to Ares Real Estate Income Trust Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

Where, pursuant to the Dealer's internal supervisory procedures, final and internal supervisory review is conducted at a different location, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment for deposit to Ares Real Estate Income Trust Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

III.Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall generally be offered to the public at a purchase price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at a purchase price generally equal to the Company’s prior month’s NAV per share, or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month, before any applicable selling commissions and dealer manager fees (“transaction price”) of the applicable class of shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class T shares, Class S shares and Class D shares is required, and a minimum initial purchase of $1,000,000 (unless waived by the Company) in Class I shares is required, and additional investments of any such shares may be made in cash in minimal increments of at least $500 in such shares except for purchases made pursuant to the DRIP. The Shares are nonassessable.

 IV.Dealers' Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule 1 hereto.

V.Payment

Payments of selling commissions and any other fees due to the Dealer pursuant to this Agreement will be made by the Dealer Manager to the Dealer. Selling commissions and such other fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager.

The Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions and any other fees or payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an executed Eligibility Form and the required instrument of payment in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier's check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission and any other fees or payments theretofore paid with respect to such order.

VII.Prospectus and Supplemental Information; Compliance with Laws

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any additional sales literature which has been approved in advance in writing by the Dealer Manager (“Supplemental Information”). The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Supplemental Information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplement to the Prospectus or any Supplemental Information to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Supplemental Information. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer

Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager in writing. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the Commission and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (d) this Agreement and the Prospectus as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer's proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer's proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.License and Association Membership

The Dealer's acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310. The Dealer will sell Class T shares, Class S shares, Class D shares and Class I shares only to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement, and to the extent approved to sell Class D shares and Class I shares pursuant to this Agreement, sell such shares only to those persons who are eligible to purchase Class D shares and Class I shares as described in the Prospectus. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Eligibility Form. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the Commission and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) the Dealer and Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel and other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates, (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the Commission and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the Commission or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XI.Dealer's Compliance with Anti-Money Laundering Rules and Regulations

The Dealer acknowledges that investors who purchase Shares through the Dealer are “customers” of the Dealer and not the Dealer Manager. The Dealer hereby represents that it has complied and will comply with Section 326 of the USA PATRIOT Act of 2001 and the implementing rules and regulations promulgated thereunder (the “PATRIOT Act”) in connection with broker/dealers' anti-money laundering obligations (the “AML Rules”). The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the PATRIOT Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the PATRIOT Act as potential signals of money laundering or terrorist financing. The Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer further understands that, while the Dealer Manager is required to establish and implement an AML Program in accordance with the AML Rules, the Dealer cannot rely on the Dealer Manager’s AML Program for purposes of the Dealer’s compliance with the AML Rules. The Dealer agrees to notify Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.Privacy.

The Dealer agrees as follows:

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, Dealer may share with the Company and the Company may share with Dealer nonpublic personal information (as defined under the GLBA) of customers of Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Dealer served as the broker dealer of record for such customer’s account. Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

Dealer shall implement reasonable measures designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Redemption Program (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. The Dealer further acknowledges that the Company is obligated to immediately terminate the Program if the Shares are listed on a national securities exchange or if a secondary market in the Shares is otherwise established. The Dealer hereby agrees that so long as the Company is offering Shares under a registration statement filed with the Commission (including any follow-on offering of the Shares) and the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

XIV.Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Denver FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placing an order for sale of Shares after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and Dealer set forth in Sections IV, VI, VII, and XIII through XVIII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 518 17th Street, 12thFloor, Denver, Colorado 80202, and to the Dealer when mailed to the address specified by the Dealer herein.

XVII.Attorney's Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney's fees. This Agreement shall be construed under the laws of the State of Colorado and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in Denver, Colorado.

THE DEALER MANAGER:
ARES WEALTH MANAGEMENT SOLUTIONS, LLC

Date:

  We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.IDENTITY OF DEALER:

Company Name:
Type of entity:	(Corporation, Partnership or Proprietorship)
Organized in the State of:

Licensed as broker-dealer all States:	Yes	No

If no, list all States licensed as broker-dealer:

Tax ID #:

2.Person to receive notices delivered pursuant to the Selected Dealer Agreement.

Name:
Company:
Address:
City, State and Zip:
Telephone:
Fax:
Email:

AGREED TO AND ACCEPTED BY THE DEALER:
(Dealer's Firm Name)
By:	Signature
Name:
Title:
Date:

SCHEDULE 1
TO
SELECTED DEALER AGREEMENT WITH
ARES WEALTH MANAGEMENT SOLUTIONS, LLC

NAME OF ISSUER: ARES REAL ESTATE INCOME TRUST INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE 1 TO AGREEMENT DATED:

The following reflects the selling commissions, dealer manager fees and Distribution Fees as agreed upon between Ares Wealth Management Solutions, LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and Dealer in connection with the offering of Shares of Ares Real Estate Income Trust Inc. (the “Company”).

Upfront Selling Commissions and Dealer Manager Fees.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Class T Primary Shares and Class S Primary Shares that the Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer an upfront selling commission in an amount up to the percentage of the transaction price per share set forth under “Share Class Election” in this Schedule 1 on such completed sales of Class T Primary Shares and Class S Primary Shares, as applicable, by Dealer. Dealer shall not receive selling commissions for sales of any DRIP Shares, or for sales of any Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule 1, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission and dealer manager fee, as applicable, to the Dealer Manager in connection with such transaction.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class T Primary Shares that the Dealer is authorized to sell and for services rendered by Dealer hereunder, the Dealer Manager shall reallow to Dealer a dealer manager fee in an amount up to the percentage set forth below of the transaction price per share on such completed sales of Class T Primary Shares by Dealer. Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I shares, whether in the Primary Offering or pursuant to the DRIP.

The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule 1 and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription

Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following the Company’s acceptance of the subscription.

The Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T shares or Class S shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers.

Terms and Conditions of the Distribution Fees.

The payment of the Distribution Fee to Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Class T shares, Class S shares and/or Class D shares, eligibility to receive the Distribution Fee with respect to the Class T shares, Class S shares and/or Class D shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares.

The Dealer hereby represents by its acceptance of each payment of the Distribution Fee that it complies with the above requirement. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D shares giving rise to such Distribution Fees.

Subject to the conditions described herein, the Dealer Manager will reallow to Dealer the Distribution Fee in an amount described below, on Class T shares, Class S shares or Class D shares, as applicable, sold by Dealer. To the extent payable, the Distribution Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D shares, then Dealer’s entitlement to the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, shall cease, and Dealer shall not receive the Distribution Fee for any portion of the month in which Dealer is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class T, Class S or Class D shares is made in connection with a change in the registration of record for such Class T, Class S or Class D shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class T, Class S and/or Class D shares, as applicable, for the portion of the month for which Dealer was the broker dealer of record.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Distribution Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager will cease paying the Distribution Fee with respect to individual Class T, Class S and Class D shares when they are no longer outstanding, including as a result of conversion to Class I shares described below. Each Class T, Class S or Class D share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares at the Applicable Conversion Rate set forth in the Prospectus on the earliest of (a) a listing of any shares of the Company’s common stock on a national securities exchange, (b) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets and (c) the end of the month in which the Dealer Manager in conjunction with the Company’s transfer agent determines that the total upfront selling commissions, upfront dealer manager fees and ongoing Distribution Fees paid with respect to all shares of such class held by such stockholder within such account (including shares purchased through a distribution reinvestment plan or received as stock dividends) equals or exceeds 8.75% (or a lower limit set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer, provided that the Dealer Manager advises the Company’s transfer agent of the lower limit in writing) of the aggregate purchase price of all shares of such class held by such stockholder within such account and purchased in a primary offering (i.e., an offering other than a distribution reinvestment plan). In addition, after termination of the primary portion of an Offering, the Company and the Dealer Manager will cease paying the Distribution Fees with respect to each Class T, Class S or Class D share sold in that Offering (i.e., pursuant to the Registration Statement for such Offering), on the date when, the Company, with the assistance of the Dealer Manager, determine that all underwriting compensation paid or incurred in connection with such Offering from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all sales of Primary Shares in such Offering. For purposes of this Agreement, the portion of the Distribution Fee accruing with respect to Class T, Class S and Class D shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Distribution Fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions, dealer manager fees, Distribution Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the Offering is limited to such selling commissions and reallowed dealer manager fees and Distribution Fee, as applicable, from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Distribution Fee to the Dealer.

Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Distribution Fee, until it is paid to and received by the Dealer Manager. Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Distribution Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Distribution Fees, as applicable, to Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Dealer for selling commissions, dealer manager fees or Distribution Fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Distribution Fee is limited solely to the proceeds of selling commissions, dealer manager fees and the Distribution Fee, as applicable, received by the Dealer Manager from the Company associated with the Dealer’s sale of the applicable Shares, and Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Distribution Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Distribution Fee, as applicable, from the Company. Notwithstanding the above, Dealer affirms that, to the extent Dealer retains selling commissions and/or dealer manager fees as described above under “Upfront Selling Commissions and Dealer Manager Fees,” neither the Company nor the Dealer Manager shall have liability for selling commissions or dealer manager fees payable to the Dealer, and that Dealer is solely responsible for retaining the selling commissions and dealer manager fees, as applicable, due to Dealer from the subscription funds received by Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, Dealer will not be entitled to receive any selling commissions, dealer manager fees or Distribution Fee which would cause the aggregate amount of selling commissions, dealer manager fees, Distribution Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with an Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the primary portion of such Offering.

Due Diligence

In addition, as set forth in the Prospectus, the Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse the Dealer for reasonable bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐	Class T Shares	☐	Class S Shares	☐	Class D Shares	☐	Class I Shares

The following reflects the selling commission, dealer manager fee and/or the Distribution Fee as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

Class T Shares
________ (Initials)	Upfront Selling Commission of up to 3.0% of the transaction price per Class T share sold in the Primary Offering* Total Selling Commissions and Dealer Manager Fee may not exceed 3.5%.	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class T shares.
________ (Initials)	Upfront Dealer Manager Fee of up to 0.5% of the transaction price per Class T share sold in the Primary Offering* Total Selling Commissions and Dealer Manager Fee may not exceed 3.5%.	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class T shares.
________ (Initials)

Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T shares, consisting of an advisor Distribution Fee of 0.65% (Annualized Rate), and a dealer Distribution Fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T shares.

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule 1. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

Class S Shares
________ (Initials)	Upfront Selling Commission of up to 3.5% of the transaction price per Class S share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class S shares.
________ (Initials)	Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule 1. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

Class D Shares
________ (Initials)	Distribution Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule 1. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

* Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

“DEALER MANAGER” ARES WEALTH MANAGEMENT SOLUTIONS, LLC By: Name: Title:

“DEALER” (Print Name of Dealer) By: Name: Title:

SCHEDULE 2
TO
SELECTED DEALER AGREEMENT WITH
ARES WEALTH MANAGEMENT SOLUTIONS, LLC

NAME OF ISSUER: ARES REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE 2 TO AGREEMENT DATED:

Dealer hereby authorizes the Dealer Manager or its agent to deposit upfront selling commissions, dealer manager fees, distribution fees, reallowances and other payments due to it pursuant to the Selected Dealer Agreement in the manner specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Dealer for an amount not to exceed the amount of the erroneous deposit.

Payment Type

☐	Upfront Selling Commissions/Dealer Manager Fees	☐	Distribution Fees	☐	Other

If there are different instructions for each payment type, please complete a separate form for each payment instruction.

Payment Method

☐	Check

Mailing Address:___________________________

Attention:_________________________________

City:________________State: __________Zip: ____________

☐	ACH

ABA Number:________________________________

Bank Name:__________________________________

Account Number:______________________________

Reference: _____________________________________

Mailing Address:_________________________________

City:___________________ State:________________Zip:_____________

Payment Backup

☐	Hard Copy
	☐	Mail to address listed above
	☐	Mail to a different address:

Mailing address: __________________________________________

City:_________________ State:______________ Zip:_____________

☐	Internet Dealer Commission (IDC) – Please go to www.dstidc.com to sign up for access to commission files.

If you have any questions regarding commissions, please contact Amber Wallner at 303.226.4856.